                                                                    EXHIBIT 99.1


     VVTV: Announces Fourth Quarter and Year-end Results      Page 1

     FOR IMMEDIATE RELEASE


                 VALUEVISION REPORTS FISCAL 1998 FOURTH QUARTER
                              AND YEAR-END RESULTS

                     MERGER WITH NATIONAL MEDIA ON SCHEDULE

     MINNEAPOLIS, MARCH 26, 1998 - ValueVision International, Inc. (Nasdaq:VVTV), an integrated electronic and print media direct marketing company and the nation's third-largest television home shopping network, today reported results for its fourth quarter and fiscal year ended January 31, 1998.

     Net sales increased 37% to $217,982,000 for the year ended January 31, 1998, compared with $159,478,000 for the comparable year-ago period. The company reported net income of $18,104,000, or $0.57 per basic share, for the year ended January 31, 1998, compared with net income of $18,090,000, or $0.57 per basic share for the year ended January 31, 1997. Net income for fiscal 1998 includes a pretax gain of approximately $39 million on the sale of a television broadcast station. Fiscal 1997 net income includes a pretax gain on the sale of two television broadcast stations of approximately $27 million.

     For the fourth quarter of fiscal 1998, ValueVision reported net sales of $60,095,000, compared with $65,231,000 in the corresponding year-ago period. The company reported a net loss for the fiscal 1998 fourth quarter of $528,000, or $0.02 per share, compared with net income of $882,000, or $0.03 per share in the fiscal 1997 fourth quarter.

     Commenting on the fourth quarter and year-end, Robert L. Johander, ValueVision chairman and CEO, noted, "In the fourth quarter the ValueVision Network generated a 6% increase in net sales on a 2% increase in average full-time equivalent cable homes. Our ongoing direct mail operations continued to perform profitably in the quarter, despite somewhat lower mail order net sales compared to a year ago due to the previously disclosed downsizing of the HomeVisions catalog [previously named Montgomery Ward Direct]."

     Mr. Johander continued, "Meanwhile, we continue to proceed on schedule with our planned merger with National Media Corporation. Quantum Direct
     Corporation will immediately be recognized as one of the world's broadest-based marketers of consumer merchandise on a global basis. Quantum Direct will be ideally positioned to exploit the natural synergies between its home shopping and infomercial formats, establishing an integrated, efficient direct response marketer operating at the forefront of the emerging electronic commerce industry."

     OPERATING RESULTS

     Net sales for the year ended January 31, 1998 totaled $217,982,000, a 37% increase over fiscal 1997 net sales of $159,478,000. The growth in net sales came primarily from the company's acquisition of three direct mail marketing operations during the second half of fiscal 1997. The company's direct mail marketing operations contributed 51% of net sales in fiscal 1998 compared with 38% of net sales in fiscal 1997. Net sales for the company's television home shopping operations increased 7% to $106,571,000 from $99,419,000 for the prior year on a 3% increase in full-time equivalent cable homes (FTE's). Gross profit margins maintained their strength for the year ended January 31,

     VVTV: Announces Fourth Quarter and Year-end Results      Page 2

     1998 at 44%, versus 42% for the year ended January 31, 1997. The increase in revenues and the improvement in gross margins are primarily attributable to contributions from the company's direct marketing catalog operations.

     The company reported an operating loss of $10,975,000 for fiscal 1998, compared with an operating loss of $2,640,000 for the prior year. Net income for fiscal 1998 was $18,104,000, or $0.57 per share on 31,745,000 basic weighted average outstanding shares, compared with net income of $18,090,000, or $0.57 per share on 31,718,000 basic weighted average outstanding shares for the prior year. The company noted that net income for fiscal 1998 includes a pretax gain of approximately $39 million on the sale of its television broadcast station, WVVI Channel 66, serving the Washington, D.C. market, which was completed in the second quarter. Net income for fiscal 1997 includes a pretax gain of approximately $27 million on the sale of two television broadcast stations.

     Net sales for the fourth quarter of fiscal 1998 were $60,095,000, an 8% decrease from the fourth quarter of the prior year when net sales were
     $65,231,000. Net sales for the company's television home shopping operations for the fourth quarter of fiscal 1998 increased 6% to $29,008,000 from $27,462,000 for the comparable prior year period on a 2% increase in average FTE's. The company's direct mail operations contributed 52% of net sales for the quarter ended January 31, 1998 compared with 58% of net sales for the quarter ended January 31, 1997. Gross profit margins continued to maintain their strength for the fourth quarter ended January 31, 1998 at 45%. The decrease in quarterly net sales primarily resulted from the downsizing of the company's HomeVisions (f/k/a Montgomery Ward Direct) mail order catalog operations as a result of the company's fourth quarter restructuring agreement with Montgomery Ward & Co., Incorporated whereby, among other things, the company agreed to cease the use of the Montgomery Ward and Montgomery Ward Direct names in its catalog operations in exchange for the return of 3.8 million common stock purchase warrants.

     ValueVision reported an operating loss of $1,458,000 for the fourth quarter of fiscal year 1998, compared to an operating loss of $402,000 for the year-ago period. The company noted that its direct mail catalog operations contributed positively to fourth quarter operating results, however, the direct mail catalog operations contributed significantly less than in the prior year, resulting in the increased operating loss. Television home-shopping operations performed at the same level of operating loss as in the prior year.

     The company reported a fourth quarter net loss of $528,000, or $0.02 per share on 30,330,000 basic weighted average outstanding shares, compared with net income of $882,000, or $0.03 per share on 34,317,000 basic weighted average outstanding shares, for the prior year period. The company noted that net income for the fourth quarter ended January 31, 1997 included approximately $1,511,000 of pretax gains relating to the sale of certain investments and interest income, compared to $746,000 for the fourth quarter of fiscal 1998.

     Total operating expenses were $106,149,000 in fiscal 1998, compared with $70,003,000 in the prior year. As a percentage of net sales, total operating expenses were 49% in fiscal 1998 and 44% in fiscal 1997. For the fourth quarter, total operating expenses decreased 6% to $28,288,000 in fiscal 1998, compared with $29,988,000 in the comparable prior year period. As a percentage of net sales, total operating expenses were 47% in the fourth quarter of fiscal 1998 compared with 46% in the fourth quarter of fiscal 1997. The increase in the total operating expense ratios was mainly the result of increased cable access fees, expansion of operations, and lower than anticipated response rates from Montgomery Ward Direct catalog solicitations and television home-shopping offerings.

     VVTV: Announces Fourth Quarter and Year-end Results      Page 3



     ValueVision reported negative cash flows from operations before changes in working capital items and investing and financing activities of $4,000,000 for the year ended January 31, 1998, compared with a positive $3,400,000 for the year-ago period.

     EXPANSION OF CABLE HOMES

     ValueVision's full-time equivalent cable homes increased 3% from 11.4 million at January 31, 1997 to 11.7 million at January 31, 1998. At January 31, 1998, the company's programming was carried full-time on approximately
     8.6 million homes, a 12% increase over 7.7 million full-time homes at January 31, 1997. The total number of cable homes able to receive ValueVision's programming increased approximately 6% from 16.4 million at January 31, 1997 to 17.4 million at January 31, 1998.

     STRONG BALANCE SHEET

     At year-end, ValueVision had cash and short-term investments of $31,866,000, compared to $52,859,000 at the end of fiscal 1997, a reduction of $20,993,000, which was effected primarily by common stock repurchases aggregating $14,964,000, as well as a $7.0 million loan to National Media Corporation made in conjunction with the proposed merger during fiscal 1998. As of January 31, 1998, total assets were $134,764,000, current liabilities were $29,590,000, long-term obligations were $2,906,000 and shareholders' equity was $102,268,000.


    (NOTE:  THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995  PROVIDES A
     "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS. CERTAIN INFORMATION INCLUDED IN THIS NEWS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, SUCH AS STATEMENTS RELATING TO CONSUMMATION OF THE MERGER WITH NATIONAL MEDIA CORPORATION AND ACHIEVEMENT OF SYNERGIES, INCREASED REVENUE, AND INCREASED CABLE HOME DISTRIBUTION. THERE ARE CERTAIN IMPORTANT FACTORS, SUCH AS CONSUMER SPENDING AND DEBT LEVELS, INTEREST RATES, COMPETITIVE PRESSURE ON SALES AND PRICING, AND MAINTENANCE OF CABLE HOME DISTRIBUTION THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED STATEMENTS. INVESTORS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTY, INCLUDING THE POSSIBILITY THE NATIONAL MEDIA MERGER WILL NOT BE CONSUMMATED, OR THAT IF CONSUMMATED, THE POTENTIAL SYNERGIES WILL NOT BE REALIZED, AND THAT REVENUES AND CABLE DISTRIBUTION WILL NOT CONTINUE TO INCREASE. FOR MORE INFORMATION ON THE POTENTIAL FACTORS THAT COULD AFFECT THE COMPANY'S FINANCIAL RESULTS, INVESTORS SHOULD REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S PROXY STATEMENT DATED MARCH 16, 1998, AND ITS ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND CURRENT REPORTS ON FORM 8-K.).

                                      # # #

Contacts:      Stuart R. Romenesko                  Jeff Majtyka
               Senior Vice  President,  Finance     Ryan Barr
               and Chief Financial Officer          Brainerd Communicators, Inc.
               ValueVision International, Inc.      212-986-6667
               612-947-5207

                VALUEVISION INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)




                                                       FOR THE THREE MONTHS ENDED                FOR THE TWELVE MONTHS ENDED

                                                               January 31,                               January 31,
                                                       --------------------------                 --------------------------
                                                     1998                 1997                  1998                  1997
                                                --------------       --------------      -----------------     -----------------
NET SALES                                       $   60,094,731       $   65,231,417      $     217,981,886     $     159,477,917
COST OF SALES                                       33,265,022           35,645,613            122,807,613            92,114,663
                                                --------------       --------------      -----------------     -----------------
 Gross profit                                       26,829,709           29,585,804             95,174,273            67,363,254
                                                --------------       --------------      -----------------     -----------------
 Margin %                                                 44.6%               45.4%                   43.7%                 42.2%

OPERATING EXPENSES:
 Distribution and selling                           24,310,606          25,770,632              89,018,303              56,819,304
 General and administrative                          2,542,045           2,464,370              10,153,565               7,187,377
 Depreciation and amortization                       1,435,322           1,752,646               6,977,594               5,996,357
                                                --------------       --------------      -----------------     -----------------
  Total operating expenses                          28,287,973          29,987,648             106,149,462              70,003,038
                                                --------------       --------------      -----------------     -----------------
OPERATING LOSS                                      (1,458,264)           (401,844)            (10,975,189)             (2,639,784)
                                                --------------       --------------      -----------------     -----------------

OTHER INCOME (EXPENSE):
 Gain on sale of broadcast stations                          -                    -             38,850,000            27,050,000
 Gain on sale of investments                           105,142              711,993                214,694               808,449
 Equity (loss) in earnings of affiliates               (83,629)            (249,187)              (431,241)              419,430
 Interest income                                       641,249              798,976              2,116,352             3,912,231
 Other, net                                            (62,791)             172,194               (171,047)              139,396
                                                --------------       --------------      -----------------     -----------------
   Total other income                                  599,971            1,433,976             40,578,758            32,329,506
                                                --------------       --------------      -----------------     -----------------
INCOME (LOSS) BEFORE PROVISION (BENEFIT)
 FOR INCOME TAXES                                     (858,293)           1,032,132             29,603,569            29,689,722

PROVISION (BENEFIT) FOR INCOME TAXES                  (330,340)             150,000             11,500,000            11,600,000
                                                --------------       --------------      -----------------     -----------------
NET INCOME (LOSS)                               $     (527,953)      $      882,132      $      18,103,569     $      18,089,722
                                                ==============       ==============      =================     =================

NET INCOME (LOSS) PER COMMON SHARE              $        (0.02)      $         0.03      $            0.57     $            0.57
                                                ==============       ==============      =================     =================

NET INCOME (LOSS) PER COMMON
 SHARE - ASSUMING DILUTION                      $        (0.02)      $         0.03      $            0.57     $            0.56
                                                ==============       ==============      =================     =================

Weighted average number of common
 shares outstanding:
   Basic                                            30,329,784           34,316,929             31,745,437            31,718,390
                                                ==============       ==============      =================     =================

   Diluted                                          30,329,784           34,625,790             31,888,229            32,342,082
                                                ==============       ==============      =================     =================

                CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

                                                    JANUARY 31,          JANUARY 31,           JANUARY 31,
                                                       1998                  1997                 1996
                                                    -----------          -----------           -----------
 Cash and Short-Term Investments                $   31,865,743       $   52,858,783      $      46,451,327
 Inventories, net                                   20,426,862           28,109,081              8,889,426
 Current Assets                                     79,661,065          101,028,907             65,045,038
 Property and Equipment and Other Assets            55,103,239           67,057,318             51,665,509
 Total Assets                                      134,764,304          168,086,225            116,710,547
 Current Liabilities                                29,590,094           37,723,874             13,518,648
 Long-Term Obligations                               2,906,481            3,708,189                447,430
 Shareholders' Equity                              102,267,729          126,654,162            102,744,469

                  CABLE SUBSCRIBER INFORMATION  (in millions)

 Full-time Equivalent Cable Subscribers                   11.7                 11.4                   10.5
 Total Cable Subscribers                                  17.4                 16.4                   13.6
 Full-time Cable Subscribers                               8.6                  7.7                    7.2